Exhibit 4.8

Incorporated under the laws of the State of Delaware

Number	GNC CORPORATION	Shares

Par Value $.01 Per Share Series A Preferred Stock

This Certifies that          SPECIMEN             is the owner of                       Shares of the Capital Stock of                      transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this          day of          A.D.

SPECIMEN                                                                                                    SPECIMEN
Secretary                                                                                                        Vice President

CERTIFICATE
FOR

SHARES

OF

CAPITAL STOCK

ISSUED TO

DATED

     For Value Received,                     hereby sell, assign and transfer unto                        Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

          Dated

               In presence of

     NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

NOTWITHSTANDING ANYTHING CONTRARY IN THE FOREGOING PARAGRAPH, THIS SECURITY MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY THAT WOULD NOT BE CONSIDERED A UNITED STATES PERSON UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, WITHOUT THE PRIOR WRITTEN CONSENT OF GNC CORPORATION.

THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE CERTIFICATE OF DESIGNATIONS GOVERNING THE SERIES A EXCHANGEABLE PREFERRED STOCK) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRANSFER AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED UNDER THE CERTIFICATE OF DESIGNATIONS, (2) THIS GLOBAL CERTIFICATE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 16 OF THE CERTIFICATE OF DESIGNATIONS, (3) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO THE CERTIFICATE OF DESIGNATIONS AND (4) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF GNC CORPORATION.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATES IN DEFINITIVE FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK)(“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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